Exhibit 10.1
CAPITAL CONTRIBUTION AND COMMITMENT AGREEMENT
This Capital Contribution and Commitment Agreement is made and entered into effective this 21st day of September, 2022 (the “Effective Date”) by and between South Dakota Soybean Processors, LLC, a South Dakota limited liability company, located at 100 Caspian Ave., Volga, SD 57071 (“SDSP”) and High Plains Partners, LLC, a South Dakota limited liability company, located at 100 Caspian Ave., Volga, SD 57071 (“HPP”).
RECITALS
A.SDSP desires to develop an oilseed processing facility to be located near Mitchell, South Dakota (the “Project”);
B.SDSP has conducted and paid for various development work including, but not limited to entering certain contracts and arrangements, received proposals, obtained permits and approvals, performed services and analyses and other necessary work for the development of the Project;
C.HPP has been formed as a special purpose entity through which SDSP will capitalize, further develop, and ultimately hold an equity interest in the Project;
D.SDSP desire to transfer to HPP and HPP desires to accept and assume from SDSP all of the development work, contracts and other assets related to the Project to date in exchange for an equity interest in HPP;
E.SDSP desire to help complete the development of the Project by committing to make a capital contribution in the form of cash and other consideration in exchange for an equity interest in HPP.
NOW, THEREFORE, in consideration of the mutual promises and conditions hereinafter set forth in this Agreement, SDSP and HPP hereby agree as follows:
1.Capital Contribution of Property.
a.Transfer. SDSP will transfer, assign and deliver to HPP all of SDSP’s right, title and interest in and to all of the tangible and intangible development rights held by SDSP including, without limitation, (i) all rights under the contracts and arrangements listed on Exhibit A (the “Contracts”); (ii) all permitting, tests, studies, plans, materials, books and records, administrative services, and costs and expenses whether incurred or paid related to the Project including those listed on Exhibit B (the “Pre-Development Work”); and (iii) know-how, expertise, and trade secrets necessary or useful for the development, construction and operation of the Project (the “Intellectual Property”) (the Contracts, Pre-Development Work and Intellectual Property, collectively, the “Property”).
b.Assumption of Liabilities. HPP will assume all of SDSP’s obligations under the Property.
2.Additional Capital Contribution.
a.Commitment. SDSP agrees to make an additional capital contribution in the form of cash and other consideration to HPP for an amount not less than Seventy Million and No/Dollars ($70.0 Million) (the “Capital Commitment”).
b.Payment and Funding.

i.First Contribution. HPP will deliver to SDSP a written notice (the “Contribution Notice”) setting forth: (A) the capital contribution amount required to be contributed by SDSP to HPP, which will not be less than Thirty Five Million and No/Dollars ($35.0 Million), or other amount agreed by the parties (the “First Funding Contribution”); (B) the date by which the First Funding Contribution is to be funded (which date will be no earlier than 10 days after delivery of the Contribution Notice (such date, the “First Funding Date”); and (C) the depositary institution and account of HPP into which the First Funding Contribution is to be made.
ii.Second Contribution HPP will deliver to SDSP a written notice (the “Contribution Notice”) setting forth (A) the capital contribution amount required to be contributed by SDSP to HPP, which will not be less than Thirty Five Million and No/Dollars ($35.0 Million), or other amount agreement by the parties (the “Second Funding Contribution”); (B) the date by which the Second Funding Contribution is to be funded (which date will be no earlier than 10 days after delivery of the Contribution Notice (such date, the “Second Funding Date”); and (C) the depositary institution and account of HPP into which the Second Funding Contribution is to be made.
3.Additional Contributions. To the extent the parties mutually agree for SDSP to make capital contributions to HPP of property or cash in excess of Seventy Five Million and No/Dollars ($75.0 Million) (“Additional Contributions”), the actual amount in Additional Contributions and funding dates of such Additional Contributions (“Additional Funding Dates”) will be determined by mutually agreement of the parties.
4.Consideration for Property and Capital Commitment. In consideration for SDSP’s capital contribution to HPP of the Property and the Capital Commitment:
a.HPP, in consideration of the Property contributed by SDSP, will issue to SDSP a total of Two Thousand Six Hundred Fifteen (2,615) Class B Capital Units (the “Units”) at a price of $1,912 per Unit.
b.HPP, in consideration of the First Funding Contribution, will issue to SDSP on the First Funding Date one (1) Unit for each Three Thousand Four Hundred Forty Two Dollars and No/Cents ($3,442.00) of the First Funding Contribution amount.
c.HPP, in consideration of the Second Funding Contribution, will issue to SDSP on the Second Funding Date one (1) Unit for each Five Thousand Dollars and No/Cents ($5,000.00) of the Second Funding Contribution amount.
d.To the extent Additional Contributions are agreed to and made by SDSP to HPP, the number of Units issued to SDSP will be determined by the mutual agreement of the parties.
5.Closing.
a.Contribution of Property. The closing of the Property will occur on the Effective Date.
b.Capital Commitment. The closing of the Capital Commitment will occur on the First Funding Date, Second Funding Date, and any Additional Funding Dates, whatever the case may be.
6.SDSP Closing Documents.
a.At closing on the Property, SDSP will deliver to HPP the following:
High Plains Partners, LLC
Capital Contribution and Commitment Agreement

i.A properly executed Assignment and Assumption Agreement conveying to HPP all of SDSP’s interest in the Contracts and, if applicable, Pre-Development Work.
ii.The necessary consent of any third parties which are parties to the Contracts and the transfers of Contracts and, if necessary, Pre-Development Work;
iii.The Pre-Development Work and Intellectual Property;
iv.A properly executed counterpart signature page to HPP’s operating agreement; and
v.Any and all other documents consistent with this Agreement, reasonably requested by HPP.
b.At closing on the Capital Commitment, SDSP will deliver to HPP the following:
i.The First Funding Contribution on the First Funding Date;
ii.The Second Funding Contribution on the Second Funding Date;
iii.The Additional Contributions on the Additional Funding Dates; and
iv.Any and all other documents consistent with this Agreement and reasonably requested by HPP.
7.HPP Closing Documents. At closing, HPP will deliver to SDSP, the following:
a.At closing of the Property, HPP will deliver to SDSP the following:
i.Evidence satisfactory to SDSP of the issuance to SDSP of 2,615 Units.
ii.A properly executed Assignment and Assumption Agreement of HPP accepting all SDSP’s interest in the Contracts and, if necessary, Pre-Development Work;
iii.A properly executed counterpart signature page to HPP’s operating agreement; and
iv.Any other documents consistent with this Agreement and reasonably requested by SDSP.
b.At closing of each Capital Commitment, HPP will deliver to SDSP the following:
i.Evidence satisfactory to SDSP of the issuance to SDSP of the appropriate number of Units in consideration of the First Funding Contribution, Second Funding Contribution and Additional Contributions;
ii.A properly updated Member Ledger/Register of HPP recording the issuance of additional Units from the First Funding Contribution, Second Funding Contribution and Additional Contributions; and
iii.Any other documents consistent with this Agreement and reasonably requested by SDSP.
High Plains Partners, LLC
Capital Contribution and Commitment Agreement

8.Representations and Warranties of SDSP. SDSP makes the following representations and warranties to HPP:
a.SDSP has full power and authority to execute and deliver this Agreement and to perform their obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of SDSP, enforceable in accordance with its terms and conditions.
b.The execution, delivery and performance of this Agreement by SDSP will not (i) violate any law, regulation, rule, judgment, order, ruling, or other restriction to which SDSP is subject, or any provision of its articles of organization, operating agreement or other governing documents, or (ii) conflict with, result in a breach of, or constitute a default under any of the Contract.
c.Exhibits A and B correctly and completely lists all of the material Contracts and Pre-Development Work relating to or in connection with the Project as of the Effective Date. The Contracts are legal, valid, binding, enforceable, and in full force and effect.
d.SDSP is the sole and exclusive owner of the Property and has good and marketable title to, or a valid leasehold interest in the Property. The Property to the applicable is free and clear of all security interests, liens and encumbrances. There are no outstanding judgments, orders, decrees, awards, stipulations or injunctions against or affecting SDSP or the Property and to SDSP’s knowledge, no legal proceedings pending or threatened against or affecting SDSP or the Property.
e.SDSP has carefully reviewed HPP’s operating agreement and understands that its equity interest in HPP will be governed by the terms of the operating agreement, and agrees to be bound thereto.
f.SDSP has been actively involved in the formation and organization of HPP and has had access to and is familiar with all financial and other information regarding HPP.
g.SDSP understands the high risk of its ownership of the Units and the financial hazard involved, including the risk of loss of its entire investment and the lack of liquidity of the Units.
h.SDSP understand that the transfer of the Units is restricted by HPP’s operating agreement and by federal and state securities law, that there will be no public market for the Units, and that it may not be possible to sell or dispose of the Units.
i.SDSP, through its authorized officers, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its ownership of the Units.
j.SDSP intend to acquire the Units for their own account, for investment purposes, and not with a view to, or for, resale in connection with any distribution thereof.
9.Representations and Warranties of HPP. HPP hereby makes the following representations and warranties to SDSP:
a.HPP is duly organized, and validly existing under the laws of the state of South Dakota.
b.HPP has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. Without limiting the generality of the foregoing,
High Plains Partners, LLC
Capital Contribution and Commitment Agreement

HPP’s board of managers has duly authorized the execution, delivery and performance of this Agreement by HPP. This Agreement constitutes the valid and legally binding obligation of HPP, enforceable in accordance with its terms and conditions.
c.The execution, delivery and performance of this Agreement by HPP will not (i) violate any law, regulation, rule, judgment, order, ruling, or other restriction to which HPP is subject, or any provision of its articles of organization or operating agreement, or (ii) conflict with, result in a breach of, or constitute a default under any contract to which HPP is a party.
d.The Units will be duly authorized, validly issued and outstanding, fully paid, non-assessable and free and clear of all pledges, liens, encumbrances and restrictions imposed by HPP other than those restrictions imposed by HPP’s operating agreement and applicable law.
10.Miscellaneous.
a.Notices. Any notice under this Agreement must be given in writing to the party for whom it is intended in person, by certified mail at the addresses set forth in the first paragraph of this Agreement, or last known email address.
b.Entire Agreement. This Agreement and the Exhibits attached to this Agreement comprise the entire Agreement between HPP and SDSP and any amendment, extension, modification or supplement to this Agreement or to the Exhibits to this Agreement must be in writing only, signed by HPP and SDSP.
c.Severability. In the event that any term, condition, or provision of this Agreement is held to be invalid by any court of competent jurisdiction, such holding or Partners will not invalidate or make unenforceable any other term, condition or provision of this Agreement. The remaining terms, conditions and provisions will be fully severable, and the remaining terms, conditions and provisions will be construed and enforced as if such term, condition or provision held invalid had never been inserted in this Agreement initially.
d.Text to Control. All references to Sections and Exhibits refer to Sections and Exhibits of this Agreement. The headings of Sections are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text will control.
e.Governing Law. This Agreement will be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of South Dakota without giving effect to the principles of conflict of laws thereof.
f.Assignment and Succession. This Agreement will bind and inure to the benefit of the successors and assigns of the respective parties. This Agreement may not be assigned by either party without the consent of the other party; provided, however, either party may assign this Agreement to an affiliate of either party without the consent of the other party.
g.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

[Signature page on following page]
High Plains Partners, LLC
Capital Contribution and Commitment Agreement

IN WITNESS WHEREOF, HPP and SDSP have executed this Agreement as of the date and year first above written.

SDSP: SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

By:	/s/ Thomas J. Kersting
Thomas J. Kersting

HPP: HIGH PLAINS PARTNERS, LLC

By:	/s/ Mark Hyde
Mark Hyde
High Plains Partners, LLC
Capital Contribution and Commitment Agreement
Signature Page

CONTRACTS

1.Master Services Agreement - KFI Engineers
2.Engagement Letter Agreement - A1 Development Solutions
3.Agreement for Professional Services - Short Elliot Hendrickson, Inc.
4.Master Services Agreement - Stantec Consulting Services, Inc.
5.Option to Purchase Real Estate - Neal R. Johnson Revocable Trust
6.Master Services Agreement - Civil Design, Inc.

High Plains Partners, LLC
Capital Contribution and Commitment Agreement
Exhibit A -Contracts

EXHIBIT B

PRE-DEVELOPMENT WORK

1.Costs and expenses paid or incurred for and associated with the Project as of the date herewith
2.Conditional Use Permit dated July 12, 2022 – Davison County
High Plains Partners, LLC
Capital Contribution and Commitment Agreement
Exhibit B - Pre-Development Work